                                                           Exhibit  99

FOR IMMEDIATE RELEASE
25 April 1999


            EG&G ANNOUNCES 24% INCREASE IN DILUTED EARNINGS PER SHARE
                           FOR THE FIRST QUARTER 1999

WELLESLEY, MASSACHUSETTS . . . EG&G, Inc. today announced first quarter diluted earnings per share (EPS) of $.31, a 24% increase over 1998 first quarter EPS of $.25 (before non-recurring items). Net income for the first quarter increased 24% to $14.1 million (M) from $11.3M for the first quarter of the prior year (before non-recurring items).

         Operating profit from continuing operations increased 37% to $25.8M, or 7.2% of sales, from $18.8M, or 5.3% of sales for the first quarter last year. The increase in operating profit was due to improvements in the Company's cost structure reflecting restructuring actions initiated in 1998, productivity and quality initiatives, and a better mix of higher value-added products.

         Gregory L. Summe, President and CEO said, "We were very pleased with our first quarter, not only because of the excellent financial results, but because we also took several strategic actions to sharpen our focus on becoming a high growth technology company." During the quarter, the Company signed an agreement to purchase the Perkin-Elmer Analytical Instruments business and engaged Goldman Sachs to review strategic alternatives for the Company's Technical Services segment. Summe continued, "We believe that our first quarter results are a strong start toward achieving $1.60 EPS for 1999."

         Excluding divestitures, sales for the first quarter of 1999 increased 7% to $357.5M versus $333.3M for the first quarter, 1998, more than overcoming the loss of the Kennedy Space Center contract in the Technical Services segment during 1998. Sales of ongoing operations (excluding Kennedy Space Center contract and divestitures) were up 22%.

First quarter segment results were as follows:

         LIFE SCIENCES increased sales 12% to $36.9M from $32.9M in the first quarter of 1998. Operating profit of $4.0M represents an increase of 200% over first quarter 1998 (before non-recurring).

EG&G ANNOUNCES 24% INCREASE IN DILUTED EARNINGS PER SHARE
FOR THE FIRST QUARTER 1999
Page 2 of 5

         Revenue growth reflected continued strong demand in both the bioanalytical research (BAR) and diagnostic businesses. In the BAR market, the Life Science segment is experiencing strong demand for its VICTOR(2)(TM) microplate readers and Lance(TM) reagents due to the growth in drug discovery and in molecular and cellular research. The Company's increased sales and marketing efforts in the U.S. diagnostic market drove strong growth as the Company continues to expand its worldwide, market leading position in neonatal and pre-natal screening.

         Operating margins expanded 680 basis points to 10.8% from 4.0% in first quarter, 1998 (before non-recurring), due to increased volume, stronger sales of higher margin services and reagents, and lower 1999 expense levels.

         OPTOELECTRONICS' sales increased in the first quarter, 1999 by 58% to $100.5M from $63.7M in first quarter, 1998 due to the acquisition of Lumen Technologies, Inc. in December, 1998. Operating profit was up six fold to $7.8M, or 7.8% of sales, from $1.3M, or 2.0%, in first quarter, 1998.

         Revenue of this segment, excluding the acquisition of Lumen, was down 6% due to management's decision to exit both the automotive sensors business and assembly of printed circuit boards. The strength of the medical, video projection and entertainment markets drove Lumen revenues up low-double digits over the first quarter, 1998, which was prior to acquisition by the Company. In addition, custom systems business revenue growth exceeded 10% due to increased demand in aerospace and defense markets.

         Operating margin improvement of 580 basis points compared to first quarter, 1998 (before non-recurring) was primarily due to restructuring of manufacturing activities including the relocation of certain production to the Far East, closing a wafer fabrication facility, as well as the inclusion of higher value added Lumen products.

         INSTRUMENTS' sales increased 2% to $64.7M in the first quarter of 1999 from $63.2M in the first quarter of 1998. Strong growth in the analytical instruments business during the quarter and the inclusion of the Lumen photolithography business in this segment offset continuing weakness in the security and automotive businesses. The Lumen photolithography business is up low double digits over the first quarter, 1998, which was prior to acquisition by the Company, due to the introduction of several new products. The Company's new product introductions in the analytical instrument business, including E-Chem(R), a new Windows-based software package, drove revenue growth of 9%.

         Operating profit decreased to $5.0M in the first quarter of 1999 from $5.7M in the first quarter of 1998. Softness in security and automotive testing, which was partially offset by operating margin improvements at analytical instruments and the inclusion of Lumen photolithography resulted in reducing operating margins for this segment by 130 basis points to 7.7%.

EG&G ANNOUNCES 24% INCREASE IN DILUTED EARNINGS PER SHARE
FOR THE FIRST QUARTER 1999
Page 3 of 5

         Sales in our ENGINEERED PRODUCTS segment increased 11% to $41.2M from $37.2M for the first quarter of 1998. Excluding the impact of the Belfab acquisition and the exiting of low-margin, sheet metal fabrication product lines, revenue was flat. Revenue growth in brush and static seals for the power generation business offset softness in the aerospace market. Operating margins expanded to 9.8% in first quarter from 7.1% in first quarter, 1998 (before non-recurring) as the benefits of ongoing Six Sigma quality and productivity programs initiated last year are significantly reducing costs.

         TECHNICAL SERVICES sales were down 16% in the first quarter of 1999 to $114.3M from $136.3M in the previous year primarily due to the loss of the Kennedy Space Center contract. Excluding the loss of the Kennedy Space Center contract, sales were up 16%. The strong increase in revenue from ongoing operations was attributable to recent contract wins for government services and base privatization activities. Operating margin increased to 5.7% of sales in the first quarter of 1999 from 4.8% in the first quarter of 1998 (before non-recurring). This improvement resulted primarily from better contract performance and higher operating margins associated with the recent service contracts.


FORWARD-LOOKING INFORMATION AND FACTORS AFFECTING FUTURE PERFORMANCE

         This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of EG&G to differ materially from those indicated by these forward-looking statements, including among others, the factors set forth under "Forward-looking Information and Factors Affecting Future Performance" in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 filed with the Securities and Exchange Commission, Exhibit
99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 1999 which factors are incorporated by reference in this press release.


EG&G, Inc. is a global technology company based in Wellesley, Massachusetts that provides products and systems to medical, telecom, aerospace, semiconductor, photographic and other industries. It delivers skilled support services to government and industrial customers.


For further information contact:            Gregory D. Perry, EG&G, Inc.
                                            Tel. (781) 431-4306


                                    - more -

EG&G ANNOUNCES 24% INCREASE IN DILUTED EARNINGS PER SHARE
FOR THE FIRST QUARTER 1999
Page 4 of 5

                           EG&G, INC. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT

                                                                    First Quarter
                                                              -------------------------
(In thousands except per share data)                             1999            1998
------------------------------------                          ---------       ---------
Sales                                                         $ 357,487       $ 355,936

Cost of Sales                                                   261,150         264,760
Research and Development Expenses                                13,502          11,042
Selling, General and Administrative Expenses                     57,017          61,315
Restructuring Charges                                                --          31,400
Gains on Dispositions                                                --         (67,478)
                                                              ---------       ---------

Operating Income From Continuing Operations                      25,818          54,897

Other Income (Expense), Net                                      (3,976)         (1,202)
                                                              ---------       ---------

Income From Continuing Operations Before Income Taxes            21,842          53,695

Provision for Income Taxes                                        7,755          19,212
                                                              ---------       ---------

Income From Continuing Operations                                14,087          34,483

Income From Discontinued Operations, Net of Income Taxes             --              --
                                                              ---------       ---------

Net Income                                                    $  14,087       $  34,483
                                                              =========       =========
Basic Earnings Per Share:
Continuing Operations                                             $ .31           $ .76
Discontinued Operations                                              --              --
                                                                  -----           -----
Net Income                                                        $ .31           $ .76
                                                                  =====           =====
Diluted Earnings Per Share:
Continuing Operations                                             $ .31           $ .75
Discontinued Operations                                              --              --
                                                                  -----           -----
Net Income                                                        $ .31           $ .75
                                                                  =====           =====
Weighted Average Shares of Common Stock Outstanding:
          Basic                                                  44,910          45,262
          Diluted                                                45,704          45,766

Continuing Operations Excluding Nonrecurring Items:

                                                                     First Quarter
                                                              -------------------------
(In thousands except per share data)                             1999            1998
------------------------------------                          ---------       ---------
Net Income                                                      $14,087         $11,275
Basic Earnings Per Share                                            .31             .25
Diluted Earnings Per Share                                          .31             .25

 Note: Nonrecurring items include gains on dispositions and restructuring charges.

                           OTHER FINANCIAL INFORMATION

                                                                     First Quarter
                                                               ------------------------
(In thousands)                                                  1999             1998
--------------                                                 --------        --------
Purchases of Common Stock:
      Number of shares                                               --             447
      Cost of shares                                           $     --        $ 11,446

Cash and Cash Equivalents                                      $106,285        $102,895
Total Debt                                                     $300,755        $114,838

All figures shown are subject to year-end audit.

EG&G ANNOUNCES 24% INCREASE IN DILUTED EARNINGS PER SHARE
FOR THE FIRST QUARTER 1999
Page 5 of 5

                Sales and Operating Profit by Operating Segment

                                                                                                     First Quarter
                                                                                          ---------------------------------------
(In thousands)                                                                              1999                     1998
--------------                                                                              ----                     ----

Life Sciences                       Sales                                                 $  36,855                $  32,882
                                    OP$                                                       3,979                      624
                                    OP%                                                        10.8%                     1.9%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                             3,979                    1,324
                                    OP% before nonrecurring items                              10.8%                     4.0%
                                    ---------------------------------------------------------------------------------------------

Optoelectronics                     Sales                                                   100,476                   63,665
                                    OP$                                                       7,804                   (7,321)
                                    OP%                                                         7.8%                   -11.5%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                             7,804                    1,279
                                    OP% before nonrecurring items                               7.8%                     2.0%
                                    ---------------------------------------------------------------------------------------------

Instruments                         Sales                                                    64,692                   63,240
                                    OP$                                                       5,005                   (3,988)
                                    OP%                                                         7.7%                    -6.3%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                             5,005                    5,712
                                    OP% before nonrecurring items                               7.7%                     9.0%
                                    ---------------------------------------------------------------------------------------------

Engineered Products                 Sales                                                    41,194                   37,189
                                    OP$                                                       4,028                   (5,858)
                                    OP%                                                         9.8%                   -15.8%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                             4,028                    2,642
                                    OP% before nonrecurring items                               9.8%                     7.1%
                                    ---------------------------------------------------------------------------------------------
Technical Services                  Sales                                                   114,270                  136,294
                                    OP$                                                       6,564                    5,710
                                    OP%                                                         5.7%                     4.2%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                             6,564                    6,610
                                    OP% before nonrecurring items                               5.7%                     4.8%
                                    ---------------------------------------------------------------------------------------------

Divestitures and Other              Sales                                                       --                    22,666
                                    OP$                                                      (1,562)                  65,730
                                    OP%                                                         --                     290.0%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                            (1,562)                   1,252
                                    OP% before nonrecurring items                               --                       5.5%
                                    ---------------------------------------------------------------------------------------------

Total                               Sales                                                $ 357,487                 $ 355,936
                                                                                         =========                 =========
                                    OP$                                                     25,818                    54,897
                                                                                         =========                 =========
                                    OP%                                                        7.2%                     15.4%
                                    ---------------------------------------------------------------------------------------------
                                    OP$ before nonrecurring items                           25,818                    18,819
                                    OP% before nonrecurring items                              7.2%                      5.3%
                                    ---------------------------------------------------------------------------------------------

Note: Nonrecurring items include gains on dispositions and restructuring charges.


All figures shown are subject to year-end audit.